SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 9, 2006


                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (Exact Name of Company as Specified in Charter)



          Delaware                      000-32551               23-3067904
-------------------------------   ---------------------   ----------------------
(State or Other Jurisdiction of   (Commission File No.)       (IRS Employer
       Incorporation)                                       Identification No.)

       Level 8, 580 St Kilda Road, Melbourne, Victoria Australia       3004
       --------------------------------------------------------------------
              (Address of Principal Executive Offices)               (Zip Code)

Company's telephone number                       61-3-8532-2800
Company's facsimile number                       61-3-8532-2805
Company's email address                          lgdi@axisc.com.au
Company's website address                        www.lgdi.net

Item 3.02      Unregistered Sales of Equity Securities


Effective October 9, 2006, Legend International Holdings, Inc., a Delaware corporation (the "Company") announces that it has closed a further private placement of one (1) million shares of common stock at a placement price of US$0.50 per share raising US$500,000. The proceeds of this private placement will be used for working capital purposes. The securities that are being issued pursuant to this Private Placement are being issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") under section 4(2) of the Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS, INC.
                                    (Company)

                                    By:      /s/Peter Lee
                                             -----------------------------------
                                                         Peter Lee
                                                         Secretary

Dated: October 27, 2006